Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Accuray Incorporated, a Delaware corporation (the “Company”) hereby certify, to such officers’ knowledge, that:

(i)             the accompanying Quarterly Report on Form 10-Q of the Company for the three months ended December 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 7, 2014

/s/ Joshua H. Levine
Joshua H. Levine

President and Chief Executive Officer

/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt

Executive Vice President and Chief Financial Officer